UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 16, 2021

Date of Report (Date of earliest event reported)

Berkeley Lights, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On September 16, 2021, Berkeley Lights, Inc. (the “Company”) issued the statement below, which was published on CNBC Fast Money, in response to the report issued by Scorpion Capital on September 15, 2021:

“Berkeley Lights Statement

We have strong and continued confidence in our business, technology, customer relationships, and the value we deliver. The Berkeley Lights technology enables our customers to find the biology that cures disease.

The report from Scorpion, a self-proclaimed short seller, contains highly misleading statements, groundless claims and a clear lack of industry understanding. It’s important to note that Scorpion never reached out to us prior to the publication of their report. We believe the sole purpose of the report was to serve the short seller’s interests at the expense of Berkeley Lights shareholders.

Berkeley Lights is well positioned to continue to drive customer success and execute our business strategy.”

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKELEY LIGHTS, INC.

Date: September 17, 2021	By:	/s/ Stuart Merkadeau
	Name:	Stuart Merkadeau
	Title:	General Counsel